                      USA NETWORKS, INC. AND SUBSIDIARIES

                                                                    EXHIBIT 12.1

                      USA NETWORKS, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                               ACTUAL
                               ----------------------------------------------------------------------
                                                                  FOUR MONTHS         YEARS ENDED
                                   YEARS ENDED AUGUST 31,            ENDED           DECEMBER 31,
                               -------------------------------    DECEMBER 31,    -------------------
                                1993         1994       1995          1995         1996        1997
                               -------      -------    -------    ------------    -------    --------
                                                           (In thousands)
EARNINGS:
  Net income (loss)
    before income
    taxes................      $(6,080)     $   606    $ 1,253      $(3,255)      $(4,667)   $ 54,112
  Equity in (earnings)
    losses of
    unconsolidated
    affiliates...........           --           --         --           --           367      12,007
  Adjustment for
    partially owned
    subsidiaries and 50%
    owned companies......           --           --         --           --          (280)      2,389
  Interest expense.......       12,817       12,178(c)  10,963(b)     3,463        11,841      31,579
  Portion of rents
    representative of an
    interest factor(a)...        1,186        1,061        881          264           957       6,322
                               -------      -------    -------      -------       -------    --------
    Total earnings.......      $ 7,923      $13,845    $13,097      $   472       $ 8,218    $106,409
                               =======      =======    =======      =======       =======    ========
FIXED CHARGES:
  Interest expense.......      $12,817      $12,178    $10,963      $ 3,463       $11,841    $ 31,579
  Portion of rents
    representative of an
    interest factor......        1,186        1,061        881          264           957       6,322
                               -------      -------    -------      -------       -------    --------
    Total fixed
      charges............      $14,003      $13,239    $11,844      $ 3,727       $12,798    $ 37,901
                               =======      =======    =======      =======       =======    ========
RATIO OF EARNINGS TO
  FIXED CHARGES..........         0.57x        1.05x      1.11x        0.13x         0.64x       2.81x

                              ACTUAL          PRO FORMA
                           -------------    -------------
                            NINE MONTHS      NINE MONTHS
                               ENDED            ENDED
                           SEPTEMBER 30,    SEPTEMBER 30,
                               1998             1998
                           -------------    -------------
                                   (In thousands)
EARNINGS:
  Net income (loss)
    before income
    taxes................    $ 98,833(e)      $ 94,691(g)
  Equity in (earnings)
    losses of
    unconsolidated
    affiliates...........      16,104(h)        16,104
  Adjustment for
    partially owned
    subsidiaries and 50%
    owned companies......      42,996           42,996
  Interest expense.......      94,704           98,846
  Portion of rents
    representative of an
    interest factor(a)...       7,014            7,014
                             --------         --------
    Total earnings.......    $259,651         $259,651
                             ========         ========
FIXED CHARGES:
  Interest expense.......    $ 94,704         $ 98,846
  Portion of rents
    representative of an
    interest factor......       7,014            7,014
                             --------         --------
    Total fixed
      charges............    $101,718         $105,860
                             ========         ========
RATIO OF EARNINGS TO
  FIXED CHARGES..........        2.55x            2.45x